Exhibit 10.59

MOBILE SATELLITE VENTURES LP

2001 UNIT INCENTIVE PLAN

(As amended and Effective January 24, 2003)

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12.	FORM OF PAYMENT		15
	12.1	General Rule.	15
	12.2	Surrender of Units Following Triggering Event or Change of Control.	15
	12.3	Cashless Exercise.	15
	12.4	Promissory Note.	15
13.	WITHHOLDING TAXES		16
14	RESTRICTIONS ON TRANSFER OF UNITS		16
	14.1	Right of First Refusal.	16
	14.2	Repurchase and Other Rights.	17
	14.3	Publicly Traded Stock.	17
	14.4	Legend.	17
15.	PARACHUTE LIMITATIONS		17
16.	REQUIREMENTS OF LAW		18
	16.1	General.	18
	16.2	Rule 16b-3.	19
	16.3	Financial Reports.	19
17.	EFFECT OF CHANGES IN CAPITALIZATION		20
	17.1	Changes in Units.	20
	17.2	Reorganization in Which the Partnership Is the Surviving Entity and in Which No Change of Control Occurs.	20
	17.3	Reorganization, Sale of Assets or Sale of Units Which Involves a Change of Control.	21
	17.4	Conversion.	21
	17.5	Adjustments.	22
	17.6	No Limitations on Partnership.	22
18.	DURATION AND AMENDMENTS		22
	18.1	Term of the Plan.	22
	18.2	Amendment and Termination of the Plan.	22
19.	GENERAL PROVISIONS		23
	19.1	Disclaimer of Rights.	23
	19.2	Nonexclusivity of the Plan.	23
	19.3	Captions.	23
	19.4	Other Award Agreement Provisions.	24
	19.5	Number and Gender.	24
	19.6	Investment Representation.	24
	19.7	Funding of Plan.	24
	19.8	Nonguarantee of Employment or Consulting Relationship.	24
	19.9	Notices.	24
	19.10	Severability.	25
	19.11	Governing Law.	25
20.	EXECUTION		25

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MOBILE SATELLITE VENTURES LP

2001 UNIT INCENTIVE PLAN

(Effective as of December 17, 2001)

Mobile Satellite Ventures LP, a Delaware limited partnership (the “Partnership”), hereby adopts its 2001 Unit Incentive Plan (the “Plan”) as follows:

1. PURPOSE

The Plan is intended to enhance the Partnership’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Partnership and its Affiliates and to expend maximum effort to improve the business results and earnings of the Partnership, by providing to such officers, directors, key employees and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Partnership. To this end, the Plan provides for the grant of membership interest options, stock appreciation rights, restricted units and phantom units, as provided herein.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Partnership, any entity in which the Partnership directly or indirectly owns at least fifty percent (50%) of the total combined voting power of all classes of stock or partnership units. Affiliate shall also include Mobile Satellite Ventures Holding (Canada) Inc., Mobile Satellite Ventures (Canada) Inc and Mobile Satellite Ventures GP Inc.

2.2 “Award Agreement” means the written agreement between the Partnership and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.3 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.4 “Board” means the board of directors of the general partner of the Partnership, Mobile Satellite Ventures GP Inc.

2.5 “Cause” means, as determined by the Board, (i) the definition of cause provided in the Award Agreement covering the Option, (ii) if there is no such Award Agreement definition, the definition provided in an applicable employment agreement with the Partnership or an Affiliate , (iii) if there is no such Award Agreement or employment agreement definition, the following: (A) gross negligence or willful misconduct in connection with the performance of duties; (B) conviction of a criminal offense (other than minor traffic offenses); or (C) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-solicitation or non-competition agreements, if any, between the Service Provider and the Partnership or an Affiliate.

2.6 “Change of Control” means (i) the dissolution or liquidation of the Partnership or a merger, consolidation, or reorganization of the Partnership with one or more other entities in which the Partnership is not the surviving entity, (ii) a sale of substantially all of the assets of the Partnership to another person or entity, (iii) any transaction (including without limitation a merger or reorganization in which the Partnership is the surviving entity) which results in any person or entity (other than persons who are Members of the Partnership or Affiliates immediately prior to the transaction) owning more than 50% of the combined voting power of all classes of securities/interests of the Partnership, (iv) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Partnership, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Partnership representing 40% or more of the combined voting power of the Partnership’s then outstanding securities; or (v) individuals who at the beginning of any two-year period constitute the Board, plus new directors of the Partnership whose election or nomination for election by the Partnership’s Members is approved by a vote of at least two-thirds of the directors of the Partnership still in office who were directors of the Partnership at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of the Board.

Notwithstanding the immediately foregoing, a Change of Control shall not include either an initial public offering by the Partnership or any successor thereto or a Triggering Event.

2.7 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.8 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall consist at least one member of the Board.

2.9 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

2.10 “Effective Date” means December 17, 2001, the date the Plan is approved by the Board.

2.11 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.12 “Fair Market Value” means the fair market value of a Unit, determined as follows: if on the Grant Date or other determination date Units are listed on an established national or regional stock exchange, is admitted to quotation on The NASDAQ Stock Market, Inc., or is publicly traded on an established securities market, the Fair Market Value of a Unit shall be the closing price of a Unit on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Units are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of a Unit as determined by the Board in good faith.

2.13 “Family Member” means a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more these persons (or the Grantee) own more than fifty percent of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brothers, sister, brother-in-law, sister-in-law, including adoptive relationships of the Grantee or a trust or foundation for the exclusive benefit of any one or more of these persons.

2.14 “Grant” means an award of an Option, a Stock Appreciation Right, a Restricted Unit, a Phantom Unit or Other Unit-Based Grant under the Plan.

2.15 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves a Grant, (ii) the date on which the recipient of a Grant first becomes eligible to receive a Grant under Section 5 hereof, or (iii) such other date as may be specified by the Board.

2.16 “Grantee” means a person who receives or holds a Grant under the Plan.

2.17 “LP Agreement” means the Limited Partnership Agreement of Mobile Satellite Ventures LP, dated as of November 26, 2001, as amended from time to time.

2.18 “Member” means a holder of any class of units in the Partnership.

2.19 “Membership Interest” means any class of unit interest in the Partnership with the rights and responsibilities as set forth in the LP Agreement.

2.20 “Option” means an option to purchase one or more Units.

2.21 “Option Price” means the purchase price for each Unit subject to an Option.

2.22 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.23 “Partnership” means Mobile Satellite Ventures LP

2.24 “Plan” means this Mobile Satellite Ventures LP 2001 Unit Incentive Plan.

2.25 “Purchase Price” means the purchase price for each Unit pursuant to a grant of Restricted Units.

2.26 “Restricted Units” means Units awarded to a Grantee pursuant to Section 10 hereof.

2.27 “SAR Exercise Price” means the per- Unit exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.28 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.29 “Phantom Unit” means a bookkeeping entry representing the equivalent of Units awarded to a Grantee pursuant to Section 10 hereof.

2.30 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.31 “Service” means service as an employee, officer, director or other Service Provider of the Partnership or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, director or other Service Provider of the Partnership or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.32 “Service Provider” means an employee, officer or director of the Partnership or an Affiliate, or a consultant, adviser, or other individual or entity which provides services to the Partnership or an Affiliate.

2.33 “Ten-Percent Member” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding Membership Interests (or to the extent applicable, stock) of the Partnership, its parent or any of its subsidiaries.

2.34 “Triggering Event” means the consummation of the conversion of the Partnership or its business into a corporation.

2.35 “Unit” means a Common Unit as defined in the LP Agreement.

3. ADMINISTRATION OF THE PLAN

3.1 Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the LP Agreement and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by written consent of the Board executed in accordance with the LP

Agreement and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final, binding and conclusive. To the extent permitted by law, the Board may delegate its authority under the Plan to a member of the Board or an executive officer of the Partnership who is a member of the Board.

3.2 Committee.

The Board from time to time may delegate to one or more Committees such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the LP Agreement and applicable law. In the event that the Plan, any Grant or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the applicable Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 3.1. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board or an executive officer of the Partnership who is a member of the Board.

3.3 Grants.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)	designate Grantees,

(ii)	determine the type or types of Grants to be made,

(iii)	determine the number of Units to be subject to a Grant,

(iv)	establish the terms and conditions of each Grant (including, but not limited to, the Option Price of any Option and the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the Units subject thereto),

(v)	prescribe the form of each Award Agreement evidencing a Grant, and

(vi)	amend, modify, or supplement the terms of any outstanding Grant.

Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Partnership Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made. The Board shall have the right, in its discretion, to make Grants in substitution or exchange for any other grant under another plan of the Partnership, any Affiliate, or any business entity to be acquired by the Partnership or an Affiliate. Furthermore, the Partnership may provide in the applicable Award Agreement for immediate expiration or annulment of a Grant if the Grantee is an employee of the Partnership or an Affiliate thereof and is terminated for Cause.

3.4 No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

4. UNITS SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of Units available for issuance under the Plan shall be four million (4,000,000). If any Units covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Units subject thereto, then the number of Units counted against the aggregate number of Units available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

5. GRANT ELIGIBILITY

5.1 Employees and Other Service Providers.

Grants may be made under the Plan to any employee, officer or director of, or other Service Provider providing services to, the Partnership or any Affiliate, subject to applicable law. To the extent required by applicable law, Grants within certain states or provinces may be limited to employees and officers or employees, officers and directors.

5.2 Successive Grants.

An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

6. AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine, which specifies the number of Units subject to the Grant and provides for adjustment in accordance with Section 17. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.

7. TERMS AND CONDITIONS OF OPTIONS

7.1 Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price shall be not less than the Fair Market Value of a Unit on the Grant Date, if the Board wishes to provide favorable tax treatment under applicable law and the Board has been advised that this restriction is required to ensure favorable tax treatment under applicable law. In addition, the Board otherwise shall establish the Option Price in observance of the guidelines under applicable law.

7.2 Vesting.

Subject to Sections 7.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement, provided, however, that to the extent required by applicable law each Option shall become exercisable no less rapidly than the rate of twenty percent (20%) per year for each of the first five (5) years from the Grant Date based on continued Service. Subject to the preceding sentence, the Board may provide, for example, in the Award Agreement for (i) accelerated exerciseability of the Option in the event the Grantee’s Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, (iii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Partnership’s right of repurchase with respect to unvested Units. For purposes of this Section 7.2, fractional numbers of Units subject to an Option shall be rounded down to the next nearest whole number.

7.3 Term.

Each Option granted under the Plan shall terminate, and all rights to purchase Units thereunder shall cease, upon the expiration of ten years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option.

7.4 Exercise of Options on Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following the date of notice of dismissal or notice of termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Notwithstanding the foregoing, to the extent required by applicable law, each Option shall provide at a minimum that the Grantee shall have the right to exercise the vested portion of any Option held at the date on which notice of dismissal or notice of termination is conveyed to the employee for at least thirty (30) days following such notice of dismissal or notice of termination of Service for any reason (other than for Cause), and that the Grantee shall have the right to exercise the Option for at least six (6) months if the Grantee’s Service terminates due to death or Disability.

7.5 Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the Partnership, or after ten years following the Grant Date, or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

7.6 Exercise Procedure.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Partnership of written notice of exercise on any business day, at the Partnership’s principal office, on the form specified by the Partnership. Such notice shall specify the number of Units with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Units for which the Option is being exercised. The minimum number of Units with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 Units or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of Units available for purchase under the Option at the time of exercise. The Option Price shall be payable in a form described in Section 12.

7.7 Right of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a Member under the LP Agreement until the Units covered thereby are fully paid and issued to such individual and such individual has executed the LP Agreement or such other documents required by the Board.

7.8 Repurchase Right.

The Partnership shall have the right to purchase all of those Units that the Grantee has acquired or will acquire under the Option on the terms and conditions set forth in the applicable Award Agreement and subject to applicable law. At a minimum, to the extent required by applicable law the Partnership must consummate any repurchase within 90 days after the termination of Service or, in the case of Units acquired after a Grantee’s termination of Service, within 90 days of the date of exercise. To the extent required by applicable law the repurchase must be made at the Fair Market Value of the Units on the date of the Grantee’s termination of Service. The Partnership’s rights of repurchase shall terminate in the event that the Units are listed on an established national or regional stock exchange, are admitted for quotation on The NASDAQ Stock Market, or are publicly traded in an established securities market.

8. TRANSFERABILITY OF OPTIONS

8.1 Transferability of Options.

Except as provided in Section 8.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will, or the laws of descent and distribution.

8.2 Family Transfers.

If authorized in the applicable Award Agreement and subject to applicable law, a Grantee may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 8.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and Units acquired pursuant to the Option shall be subject to the same restrictions on transfer of Units as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.2 or by will, or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement, and the Units may be subject to repurchase by the Partnership or its assignee.

9. STOCK APPRECIATION RIGHTS

The Board is authorized to grant SARs to Grantees on the following terms and conditions:

9.1 Right to Payment.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Unit on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which may be fixed at the Fair Market Value of a Unit on the date of grant or may vary in accordance with a predetermined formula while the SAR is outstanding.

9.2 Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Units will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Grant, and any other terms and conditions of any SAR.

10. RESTRICTED UNITS AND PHANTOM UNITS

10.1 Grant of Restricted Units or Phantom Units.

The Board may from time to time grant Restricted Units or Phantom Units to persons eligible to receive Grants under Section 5.1 hereof, subject to such restrictions, conditions and other terms, if any, as the Board may determine. Grants of Restricted Units may be made for no consideration.

10.2 Restrictions.

At the time a Grant of Restricted Units or Phantom Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Units or Phantom Units. Each Grant of Restricted Units or Phantom Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Units or Phantom Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of partnership or individual performance objectives, which may be applicable to all or any portion of the Restricted Units or Phantom Units. Neither Restricted Units nor Phantom Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Units or Phantom Units.

10.3 Restricted Unit Certificates.

The Partnership shall issue, in the name of each Grantee to whom Restricted Units has been granted, certificates representing the total number of Restricted Units granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Partnership shall hold such certificates for the Grantee’s benefit until such time as the Restricted Unit is forfeited to the Partnership or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4 Rights of Holders of Restricted Units.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Units shall have the right to vote such Units and the right to receive any distributions paid by the Partnership with respect to such Units. The Board may provide that any distributions by the Partnership on Restricted Units must be reinvested in Units, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Units. All distributions, if any, received by a Grantee with respect to Restricted Units shall be subject to the restrictions applicable to the original Grant.

10.5 Rights of Holders of Phantom Units.

10.5.1 Voting and Dividend Rights.

Unless the Board otherwise provides in an Award Agreement, holders of Phantom Units shall have no rights as Members of the Partnership. The Board may provide in an Award Agreement evidencing a grant of Phantom Units that the holder of such Units shall be entitled to receive distributions upon the Partnership’s payment of distributions. Such Award Agreement may also provide that such distribution will be deemed reinvested in additional Phantom Units at a price per Phantom Unit equal to the Fair Market Value of a Unit on the date of the distribution.

10.5.2 Creditor’s Rights.

A holder of Phantom Units shall have no rights other than those of a general creditor of the Partnership. Phantom Units represent an unfunded and unsecured obligation of the Partnership, subject to the terms and conditions of the applicable Award Agreement.

10.6 Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Units or Phantom Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Units or Phantom Units, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Units or any right to receive distributions with respect to Restricted Units or Phantom Units.

10.7 Purchase of Restricted Units.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Units from the Partnership at a Purchase Price equal to the greater of (i) the aggregate par value of the Units represented by such Restricted Units or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Units. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board, in consideration for past Services rendered.

10.8 Delivery of Units.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Restricted Units or Phantom Units shall lapse, and, unless otherwise provided in the Award Agreement, Units shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11. OTHER UNIT-BASED GRANTS

The Board shall have the discretion and authority to grant to eligible persons an “Other Unit-Based Grant,” which shall consist of any right that is (i) not a Grant described in Sections 7 through 10 above and (ii) a Grant of Units or a Grant denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Units (including, without limitation, securities or rights convertible into Units), as deemed by the Board to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine the terms and conditions of any such Other Unit-Based Grant.

12. FORM OF PAYMENT

12.1 General Rule.

Payment of the Option Price for the Units purchased pursuant to the exercise of an Option or payment of the Purchase Price for Restricted Units shall be made in cash or in cash equivalents acceptable to the Partnership.

12.2 Surrender of Units Following Triggering Event or Change of Control.

To the extent the Award Agreement so provides and subject to applicable law, following a Triggering Event or a Change of Control, payment of the Option Price for Units purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Units may be made all or in part through the tender to the Partnership of Units (or stock, if applicable), which Units, if acquired from the Partnership, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the Option Price and Purchase Price, at their Fair Market Value on the date of exercise.

12.3 Cashless Exercise.

With respect to an Option only, to the extent the Award Agreement so provides and subject to applicable law, if there has been a Triggering Event or a Change of Control and the Units have become publicly traded, payment of the Option Price for Units (or shares, if applicable) purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Partnership to sell Units subject to the Option and to deliver all or part of the sales proceeds to the Partnership in payment of the Option Price and any withholding taxes described in Section 13.

12.4 Promissory Note.

To the extent the Award Agreement so provides, payment of the Option Price for Units purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Units may be made all or in part with a full recourse promissory note executed by the Grantee. The interest rate and other terms and conditions of such note shall be determined by the Board. The Board may require that the Grantee pledge the Units subject to the Grant for the purpose of securing payment of the note. In no event shall ownership certificate(s) representing the Units be released to the Grantee until such note is paid in full.

13. WITHHOLDING TAXES

The Partnership or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to a Grant, upon the issuance of any Units upon the exercise of an Option or otherwise pursuant to a Grant. At the time of such vesting, lapse or exercise, the Grantee shall pay to the Partnership or Affiliate, as the case may be, any amount that the Partnership or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to applicable law and to the prior approval of the Partnership or the Affiliate, which may be withheld by the Partnership or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Partnership or the Affiliate to withhold Units otherwise issuable to the Grantee or (ii) by delivering to the Partnership or the Affiliate Units already owned by the Grantee. The Units so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Units used to satisfy such withholding obligation shall be determined by the Partnership or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 12 may satisfy his or her withholding obligation only with Units that are not subject to any forfeiture, unfulfilled vesting, or other similar requirements.

14. RESTRICTIONS ON TRANSFER OF UNITS

14.1 Right of First Refusal.

Subject to Section 14.4 below, a Grantee (or such other individual who is entitled to exercise an Option) shall not sell, pledge, assign, gift, transfer, or otherwise dispose of any Units acquired pursuant to a Grant to any person or entity without first offering such Units to the Partnership for purchase on the same terms and conditions as those offered the proposed transferee. The Partnership may assign its right of first refusal under this Section 14.1 in whole or in part, to (i) any holder of Units of the Partnership, (ii) any Affiliate or (iii) any other person or entity that the Board determines has a sufficient relationship with or interest in the Partnership. The Partnership shall give reasonable written notice to the Grantee of any such assignment of its rights. The restrictions of this Section 14.1 apply to any person to whom Units that were originally acquired pursuant to a Grant are sold, pledged, assigned, bequeathed, gifted, transferred or otherwise disposed of, without regard to the number of such subsequent transferees or the manner in which they acquire the Units but the restrictions of this Section 14.1 do not apply to a transfer of Units that occur as a result of the death of the Grantee or of any subsequent transferee (but shall apply to the executor, the administrator or personal representative, the estate, and the legatees, beneficiaries and assigns thereof).

14.2 Repurchase and Other Rights.

Units issued upon exercise of an Option may be subject to such right of repurchase or other transfer restrictions as the Board may determine, consistent with applicable law. Any such additional restriction shall be set forth in the Award Agreement.

14.3 Publicly Traded Stock.

If the Partnership’s Units are listed on an established national or regional stock exchange or is admitted to quotation on The NASDAQ Stock Market, or are publicly traded in an established securities market, the right of first refusal under Section 14.1 shall terminate as of the first date that the Units are so listed, quoted or publicly traded.

14.4 Legend.

In order to enforce the restrictions imposed upon Units under this Plan or as provided in an Award Agreement, the Board may cause a legend or legends to be placed on any certificate representing Units issued pursuant to this Plan that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under it.

15. PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Partnership or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Unit or Phantom Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Partnership under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16. REQUIREMENTS OF LAW

16.1 General.

The Partnership shall not be required to sell or issue any Units under any Grant if the sale or issuance of such Units would constitute a violation by the Grantee, any other individual exercising a right emanating from such Grant, or the Partnership of any provision of any law or regulation of any governmental authority, including without limitation any federal or state or provincial securities laws or regulations. If at any time the Partnership shall determine, in its discretion, that the listing, registration or qualification of any Units subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Units hereunder, no Units may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Partnership, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any right emanating from such Grant, unless a registration statement under the Securities Act is in effect with respect to the Units covered by such Grant, the Partnership shall not be required to sell or issue such Units unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such Units pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Partnership may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Partnership shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Units pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Units covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2 Rule 16b-3.

During any time when the Partnership has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Partnership that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16.3 Financial Reports.

To the extent required by applicable law, not less often than annually, the Partnership shall furnish to Grantees summary financial information including a balance sheet regarding the Partnership’s financial condition and results of operations, unless such Grantees have duties with the Partnership that assure them access to equivalent information. Such financial statements need not be audited.

17. EFFECT OF CHANGES IN CAPITALIZATION

17.1 Changes in Units.

The number of Units for which Grants may be made under the Plan shall be proportionately increased or decreased for any increase or decrease in the number of Units on account of any recapitalization, reclassification, split in Units, reverse split, combination of Units, exchange of Units or other distribution payable in capital interests, or for any other increase or decrease in such Units effected without receipt of consideration by the Partnership occurring after the effective date of this Plan (any such event hereafter referred to as a “Partnership Event”). In addition, subject to the exception set forth in the last sentence of Section 17.5, the number of Units for which Grants are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of Units on account of any Partnership Event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to Units that are subject to the unexercised portion of an Option or SAR outstanding but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per Unit. The conversion of any convertible securities of the Partnership shall not be treated as an increase in Units effected without receipt of consideration.

17.2 Reorganization in Which the Partnership Is the Surviving Entity and in Which No Change of Control Occurs.

Subject to the exception set forth in the last sentence of Section 17.5, if the Partnership shall be the surviving entity in any reorganization, merger, or consolidation of the Partnership with one or more other entities and in which no Change of Control occurs, any Option or SAR theretofore made pursuant to the Plan shall pertain to and apply solely to the Units to which a holder of the number of Units subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per Unit so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the Units remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation.

17.3 Reorganization, Sale of Assets or Sale of Units Which Involves a Change of Control.

Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.5: (i) upon the occurrence of a Change of Control, all outstanding Restricted Units shall be deemed to have vested, and all restrictions and conditions applicable to such Restricted Units shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, (ii) either of the following two actions shall be taken: (A) fifteen days prior to the scheduled consummation of a Change of Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or (B) the Board may elect, in its sole discretion, to cancel any outstanding Options and SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith) equal to the product of the number of Units subject to the Option or the SAR (the “Option or SAR Units”) multiplied by the amount, if any, by which (I) the formula or fixed price per Unit paid to holders of Units pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Option or SAR Units.

With respect to the Partnership’s establishment of an exercise window, (x) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (y) upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options or SARs not later than the time at which the Partnership gives notice thereof to its Members. Section 17.3 shall not apply to any Change of Control to the extent that provision is made in writing in connection with such Change of Control for the assumption or continuation of the Options, SARs or Restricted Units theretofore granted, or for the substitution for such Options, SARs or Restricted Units for new options, stock appreciation rights or restricted units relating to the units of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of units (disregarding any consideration that is not common units) and option and stock appreciation right prices, in which event the Plan, Options, SARs and Restricted Units theretofore granted shall continue in the manner and under the terms so provided.

17.4 Conversion.

Upon a Triggering Event, all Grants under the Plan shall be exchanged for or converted into, in either a direct exchange or pursuant to a merger or other reorganization transaction, options to acquire shares, stock appreciation rights or restricted stock of the resulting corporation’s common stock; provided, however, that if the conversion or exchange would violate applicable laws, vested Grants shall be converted to cash and unvested Grants may be cancelled. In the case of a conversion or exchange of Options or SARs, the conversion ratio shall be the same as for Membership Interests and the Option Price or the SAR Exercise Price shall be appropriately adjusted.

17.5 Adjustments.

Adjustments under Section 17 related to Units shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional Units or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Unit. The Board may provide in the Award Agreements at the time of Grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to a Grant in place of those described in Section 17.1, 17.2, 17.3 and 17.4.

17.6 No Limitations on Partnership.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Partnership to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18. DURATION AND AMENDMENTS

18.1 Term of the Plan.

The Effective Date of this Plan is the date of its adoption by the Board, subject to the approval of the Plan by the Partnership’s Members. The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as next provided.

18.2 Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Units as to which Grants have not been made. An amendment to the Plan shall be contingent on approval of the Partnership’s Members only to the extent required by applicable law, regulations or rules. No Grants shall be made after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

19. GENERAL PROVISIONS

19.1 Disclaimer of Rights.

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Partnership or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Partnership either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Partnership or any Affiliate. The obligation of the Partnership to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Partnership to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

19.2 Nonexclusivity of the Plan.

The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive plans or compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of options otherwise than under the Plan.

19.3 Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

19.4 Other Award Agreement Provisions.

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

19.5 Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

19.6 Investment Representation.

With respect to Units received pursuant to the exercise of an Option, the Board may require, as a condition of receiving such Units, that the Grantee furnish to the Partnership such written representations and information as the Board deems appropriate to permit the Partnership, in light of the existence or nonexistence of an effective registration statement under the Securities Act, to deliver such Units in compliance with the provisions of the Securities Act.

19.7 Funding of Plan.

The Plan shall be unfunded. Neither the Grantees nor any other persons shall have any interest in any fund or in any specific asset or assets of the Partnership or any other entity by reason of any Grant. The interests of each Grantee and former Grantee hereunder are unsecured and shall be subject to the general creditors of the Partnership.

19.8 Nonguarantee of Employment or Consulting Relationship.

Nothing contained in the Plan shall be construed as a contract of employment or as a consulting contract between the Partnership or any Affiliate and any employee or Service Provider, as a right of any employee or Service Provider to be continued in the employment of or in a consulting relationship with the Partnership or any Affiliate, or as a limitation on the right of the Partnership or any Affiliate to discharge any of its employees or Service Providers, at any time, with or without cause.

19.9 Notices.

Each notice relating to the Plan shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Partnership, the

Board or the Committee shall be addressed to it at 10802 Parkridge Boulevard, Reston, Virginia 20191. All notices to Grantees, former Grantees, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Partnership’s records.

19.10 Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

19.11 Governing Law.

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Grants awarded hereunder to the substantive laws of any other jurisdiction.

20. EXECUTION

To record the adoption of the Plan by the Board as of December 17, 2001, the Partnership has caused its authorized officer to execute the Plan.

MOBILE SATELLITE VENTURES LP

By:
Title:	President & COO